Exhibit 99.1

Shelter Acquisition Corporation I Announces the Separate Trading of its Class A Common Stock
and Warrants Commencing August 20, 2021

New York, NY, August 19, 2021—Shelter Acquisition Corporation I (NASDAQ: SHQAU) (the “Company” or “Shelter”) announced that, commencing August 20, 2021, holders of the 22,164,744 units sold in the Company’s initial public offering may elect to separately trade the shares of Class A common stock and warrants included in the units. Any units not separated will continue to trade on The Nasdaq Capital Market (the “Nasdaq”) under the symbol “SHQAU,” and the separated shares of Class A common stock and warrants are expected to trade on the Nasdaq under the symbols “SHQA” and “SHQAW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Unitholders will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

The units were initially offered by the Company in an underwritten offering. Citigroup Global Markets Inc. and Wells Fargo Securities, LLC acted as joint book-running managers of the offering. A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on June 29, 2021.

The offering was made only by means of a prospectus. Copies of the final prospectus related to the offering may be obtained for free from the SEC website at www.sec.gov or by contacting Citigroup Global Markets Inc., Attn: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146; or Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York, 10001, at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Shelter Acquisition Corporation I

Shelter Acquisition Corporation I is a special purpose acquisition company (“SPAC”) focused on the real estate technology solutions industry, broadly defined as “PropTech,” and is seeking to partner with a high-growth company that leverages disruptive technology to enact positive change in real estate. Shelter aims to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities in the PropTech space, but may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector. Shelter is an independent and forward-thinking SPAC with deep connectivity in the real estate and PropTech industries and is led by a seasoned management team and board of directors that both possess extensive industry and public company experience. For more information, visit shelteracq.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated separation of the units into shares of Class A common stock and warrants. No assurance can be given that the units will be separated as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus relating to the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contacts:

Danion Fielding

danion@shelteracq.com

Whitney Topping

whitney@shelteracq.com

Media Contact:

shelteracq@prosek.com